Exhibit 32.2

CERTIFICATION

     Pursuant to 18 U.S.C. § 1350, the undersigned officer of United Bankshares, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2003	/s/ Steven E. Wilson

	Name:	Steven E. Wilson
	Title:	Chief Financial Officer

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